UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011 (May 24, 2011)

J. ALEXANDER’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 269-1900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 24, 2011, J. Alexander’s Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were outstanding 5,985,453 shares of the Company’s common stock entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Holders of 5,585,402 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The matters submitted to the Company’s shareholders at the Annual Meeting and the voting results as to each such matter are set forth below.

1. Election of four directors to hold office for a term of one year and until their successors have been elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non Votes
E. Townes Duncan	3,361,702	313,987	1,909,713
Brenda B. Rector	3,367,835	307,854	1,909,713
Joseph N. Steakley	3,367,481	308,208	1,909,713
Lonnie J. Stout II	2,371,648	1,304,041	1,909,713

2. Ratification of the appointment by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011:

Votes For	Votes Against	Abstentions	Broker Non Votes
5,366,564	69,690	149,148	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date: May 25, 2011	By:	/s/ R. GREGORY LEWIS
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary